As filed with the Securities and Exchange Commission on November 25, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOST HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its governing instrument)

Maryland	53-0085950
(State of Incorporation)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(240) 744-1000

(Address and telephone number of principal executive offices)

Elizabeth A. Abdoo, Esq.

Executive Vice President and General Counsel

Host Hotels & Resorts, Inc.

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(240) 744-1000

(Name, address and telephone number of agent for service)

Copies to:

Scott C. Herlihy, Esq.

Latham & Watkins LLP

555 11th Street, N.W. Suite 1000

Washington, DC 20004

(202) 637-2200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (1), Preferred Stock (1), Depositary Shares (1), Warrants and Subscription Rights (2)	$597,000,000 (3)	$— (3)
Common Stock (1), Preferred Stock (1), Depositary Shares (1), Warrants and Subscription Rights (2)	$403,000,000	$15,837.90 (4)

(1)	Shares of Common Stock, Preferred Stock and Depositary Shares may be issued in primary offerings or upon exercise or conversion of other securities registered hereby.
(2)	Rights evidencing the right to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement, in part, registers unsold securities, having an aggregate maximum offering price of $597,000,000, that were covered by the registrant’s prior registration statement on Form S-3, Registration Number 333-113901, and thus the registration fee paid in connection with such registration statement will continue to be applied to the unsold securities registered hereby. The prior registration statement registered securities having a proposed maximum aggregate offering price of $1,000,000,000, with respect to which the registrant previously paid a registration fee of $126,700.
(4)	Determined pursuant to Rule 457(o).

Explanatory Note

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement, in part, registers unsold securities having a maximum aggregate offering price of $597,000,000 that were covered by the registrant’s prior registration statement on Form S-3, Registration Number 333-113901 (the “Prior Registration Statement”). Upon the effectiveness of this registration statement, the offering of securities on the Prior Registration Statement will be deemed terminated. The remaining securities having a maximum aggregate offering price of $403,000,000 were not covered by the Prior Registration Statement.

PROSPECTUS

$1,000,000,000

Host Hotels & Resorts, Inc.

Common Stock, Preferred Stock, Depositary Shares,

Warrants and Subscription Rights

By this prospectus we may offer, from time to time, in one or more series or classes, the following securities:

•	shares of our common stock;

•	shares of our preferred stock;

•	shares of our preferred stock represented by depositary shares;

•	our warrants exercisable for common stock, preferred stock or depositary shares; and

•	subscription rights evidencing the right to purchase any of the above securities.

This prospectus provides you with a general description of the securities we may offer. The offered securities have an aggregate initial offering price of $1,000,000,000. We may offer the offered securities, separately or together, in amounts, at prices and on terms determined at the time of the offering. We will provide you with specific terms of the applicable offered securities in supplements to this prospectus, which terms will include:

•

in the case of our preferred stock, the specific title and stated value, any dividend, liquidation, redemption, conversion, exchange, voting and other rights, and any initial public offering price; in the case of our depositary shares, the fractional share of preferred shares represented by such depositary share; and

•	in the case of our common stock, any initial public offering price; in the case of warrants to purchase our common shares, the duration, offering price, exercise price and detachability.

Each prospectus supplement may also add, update or change information contained in this prospectus, and will also contain information, where applicable, about the United States Federal income tax considerations of, and any exchange listing of, the securities covered by the prospectus supplement.

To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, or REITs, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% on our common stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer” beginning on page 6 of this prospectus.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

Our common stock is traded on the New York Stock Exchange under the symbol “HST.” On November 24, 2008, the last reported sale price of our common stock was $7.38 per share.

Investing in the offered securities involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2008.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and in any prospectus supplement or in the documents incorporated therein is accurate as of any date other than the date of this prospectus or such documents, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects might have changed.

ABOUT THIS PROSPECTUS

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” and “our” are to Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P. together, including their consolidated subsidiaries. References to “Host” are to Host Hotels & Resorts, Inc. and references to “Host L.P.” are to Host Hotels & Resorts, L.P., a Delaware limited partnership (and its consolidated subsidiaries), in cases where it is important to distinguish between Host and Host L.P.

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, we may, from time to time, sell the offered securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. We may also provide a prospectus supplement to add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplement or in any document incorporated herein or therein by reference is accurate as of any date other than the date on the front of each document.

You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

i

THE COMPANY

Host is a Maryland corporation and operates as a self-managed and self-administered real estate investment trust, or REIT. We own our properties and conduct our operations through Host L.P., of which we are the sole general partner and in which we hold approximately 96% of the partnership interests as of September 5, 2008.

As of September 5, 2008 our lodging portfolio consisted of 117 hotels, which operate primarily in the luxury and upper upscale hotels sectors with approximately 64,000 rooms. Our portfolio is geographically diverse with hotels in most of the major metropolitan areas in 26 states, Washington, D.C., Toronto and Calgary, Canada, Mexico City, Mexico and Santiago, Chile. Additionally, we own a 32.1% interest in a European joint venture that owns 11 luxury and upper-upscale hotels located in Europe with approximately 3,500 rooms.

The address of our principal executive office is 6903 Rockledge Drive, Suite 1500, Bethesda, Maryland, 20817. Our phone number is (240) 744-1000. Our Internet website address is www.hosthotels.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. Such material may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov) and on our website (http://www.hosthotels.com). You can also inspect reports and other information we file with the SEC at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3, of which this prospectus forms a part, and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and our common stock. You can inspect or access electronically the registration statement and exhibits by the means described in the paragraph above.

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the information that we file later with the SEC may update and supersede the information in this prospectus and the information we incorporated by reference. We incorporate by reference the documents listed below and any filings made by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering the securities under this prospectus (in each case, other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (including information specifically incorporated by reference therein from our Proxy Statement for our 2008 Annual Meeting);

•	Definitive Proxy Statement on Schedule 14A filed on April 10, 2008;

•	Current Report on Form 8-K dated February 27, 2008 and filed on February 27, 2008;

•	Current Report on Form 8-K dated March 12, 2008 and filed March 17, 2008;

•

Current Report on Form 8-K dated April 23, 2008 and filed April 23, 2008, only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act;

•	Current Report on Form 8-K dated April 28, 2008 and filed April 28, 2008;

•

Current Report on Form 8-K dated July 16, 2008 and filed July 16, 2008, only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act;

•

Current Report on Form 8-K dated October 10, 2008 and filed October 10, 2008, only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act;

•	Current Report on Form 8-K dated November 6, 2008 and filed November 12, 2008;

•

Current Report on Form 8-K dated November 18, 2008 and filed November 18, 2008, only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act;

•	Current Report on Form 8-K dated November 21, 2008 and filed November 21, 2008;

•	Current Report on Form 8-K dated November 24, 2008 and filed November 24, 2008;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 21, 2008 and filed April 28, 2008;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 13, 2008 and filed July 21, 2008;

•	Quarterly Report on Form 10-Q for the quarterly period ended September 5, 2008 and filed October 15, 2008; and

•	Description of our common stock included in Registration Statement on Form 8-A of HMC Merger Corporation, filed November 18, 1998, as amended on December 28, 1998.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to our Secretary, Host Hotels & Resorts, Inc., 6903 Rockledge Drive, Suite 1500, Bethesda, Maryland, 20817, telephone: (240) 744-1000.

You should rely only upon the information provided in this document or incorporated by reference in this prospectus and any supplement. We have not authorized anyone to provide you with different information.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference herein or therein contain certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are included throughout this prospectus and the information incorporated by reference herein, including in the section entitled “Risk Factors” and relate to, among other things, analyses and other information based on forecasts of future results and estimates of amounts not yet determinable. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue,” and other similar terms and phrases, including references to assumptions.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

•

national and local economic and business conditions and changes in travel patterns that will affect demand for products and services at our hotels, the level of room rates and occupancy that can be achieved by such properties, the availability and terms of financing and our liquidity;

•	changes in taxes and government regulations that influence or determine wages, prices, construction procedures and costs;

•	our ability to maintain properties in a first-class manner, including meeting capital expenditure requirements;

•	our ability to compete effectively in areas such as access, location, quality of accommodations and room rate;

•	our ability to maintain good relationships with property managers;

•	operating risks associated with the hotel business;

•	risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements;

•	our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations;

•

the effect of terror alerts and potential terrorist activity on travel and our ability to recover fully under our respective existing insurance policies for terrorist acts and to maintain adequate or full replacement cost “all-risk” property insurance on our respective properties;

•	government approvals, actions and initiatives, including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof;

•	the effects of tax legislative action;

•

our ability and the ability of each of our subsidiary REITs to continue to satisfy complex rules in order to maintain REIT status for federal income tax purposes, the ability of Host L.P. to satisfy the rules to maintain its status as a partnership for federal income tax purposes, and our ability and the ability of our subsidiaries, and similar entities that we acquire or establish, to operate effectively within the limitations imposed by these rules;

•	the effect of any rating agency downgrades on the cost and availability of new debt financings;

•	the relatively fixed nature of our property-level operating costs and expenses; and

•	other factors discussed under the heading “Risk Factors” in our latest Annual Report on Form 10-K.

Although we believe that the expectations reflected in any of our forward-looking statements are based upon reasonable assumptions, any of these assumptions could prove to be inaccurate and the forward-looking statement based on these assumptions could be incorrect, and actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent known and unknown risks and uncertainties.

All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or incorporated herein by reference or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we became aware of, after the date of this prospectus.

RISK FACTORS

You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements, including the discussion of material federal income tax considerations applicable to us and holders of our common stock incorporated by reference from our Form 8-K dated February 27, 2008, as the same may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute all of the net proceeds from the sale of securities by Host to Host LP. Unless otherwise indicated in the applicable prospectus supplement, Host LP intends to use any net proceeds from the sale of offered securities for the development or acquisition of particular hotel properties as opportunities arise, capital expenditures, the repayment or repurchase of our indebtedness and our capital stock outstanding at such time, working capital and for general corporate purposes. When a particular class or series of securities is offered, the related prospectus supplement will set forth the intended use for the net proceeds received from the sale of such offered securities. Pending the application of the net proceeds, we expect to invest such proceeds in short-term, interest-bearing instruments or other investment-grade debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends on a historical basis for the periods indicated:

	Year-to-date period ended		Year ended December 31,
	September 5, 2008	September 7, 2007	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges and preferred stock dividends	2.0x	1.8x	2.1x	1.6x	1.2x	—	—
Deficiency of earnings to fixed charges and preferred stock dividends	$—	$—	$—	$—	$—	$(113)	$(274)

DESCRIPTION OF CAPITAL STOCK

General

Our charter provides that we may issue up to 750,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share. Of the 50,000,000 shares of preferred stock, 8,000,000 shares have been classified as 8 7/8% Class E Cumulative Redeemable Preferred Stock. As of October 31, 2008, the following shares of our stock are outstanding:

•	common stock – 524,715,503 shares; and

•	8 7/8% Class E Cumulative Redeemable Preferred Stock – 4,034,300 shares

Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interest.

Common Stock

All shares of common stock offered pursuant to this prospectus and any applicable supplement, when issued, will be duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our Board of Directors out of assets legally available for the payment of dividends. Common stockholders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.

Subject to our charter restrictions on transfer of our stock (see “Restrictions on Ownership and Transfer”), each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer of our stock, all shares of common stock will have equal dividend, liquidation and other rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless the transaction is advised by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter does not provide for a lesser percentage in these situations except that our charter may be amended by the affirmative vote of holders of not less than a majority of all votes entitled to be cast (other than those amendments specifically identified in the charter as requiring the affirmative vote of holders of not less than two-thirds of all votes entitled to be cast). Also, because many of the operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Preferred Stock

Our charter originally authorized the Board of Directors to issue 50,000,000 shares of preferred stock. As of October 31, 2008, there is outstanding 4,034,300 shares of 8 7/8% Class E Cumulative Redeemable Preferred Stock (which are referred to as the “Class E preferred stock”). Holders of the Class E preferred stock are entitled to receive, when and if authorized by our board of directors, cumulative cash dividends at the rate of 8 7/8% per annum of the $25.00 per share liquidation preference, which are payable quarterly in arrears. After June 2, 2009, we have the option to redeem the Class E preferred stock for $25.00 per share, plus accrued and unpaid dividends to the date of redemption. The preferred stock ranks senior to the common stock. The preferred stockholders generally have no voting rights. Under the terms of the Class E preferred stock, we are not permitted to pay dividends on our common stock unless cumulative dividends have been paid (or funds for payment have been set aside for payment) on such class of preferred stock. The amount of aggregate dividends that accrue on the Class E preferred stock each quarter is approximately $2.2 million.

The Board of Directors has the power to classify or reclassify any unissued preferred shares into one or more classes or series of capital stock, including common stock.

Restrictions on Ownership and Transfer

For Host to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities:

•	during the last half of a taxable year other than the first year for which an election to be treated as a REIT has been made or

•	during a proportionate part of a shorter taxable year.

In addition, if Host, or one or more owners of 10% or more of Host, actually or constructively owns 10% or more of a tenant of Host or a tenant of any partnership in which Host is a partner, the rent received by Host either directly or through any such partnership from such tenant generally will not be qualifying income for purposes of the REIT gross income tests of the Internal Revenue Code unless the tenant qualifies as a “taxable REIT subsidiary” and the leased property is a “qualified lodging facility” under the Internal Revenue Code. A REIT’s shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year other than the first year for which an election to be treated as a REIT has been made.

Primarily because the Board of Directors believes it is desirable for Host to qualify as a REIT, the charter provides that, subject to certain exceptions, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than:

•	9.8% of the lesser of the number or value of shares of common stock outstanding or

•	9.8% of the lesser of the number or value of the issued and outstanding preferred or other shares of any class or series of Host’s stock.

The ownership attribution rules under the Internal Revenue Code are complex and may cause capital stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the common stock or the acquisition or ownership of an interest in an entity that owns, actually or constructively, common stock, by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding common stock and thus subject such common stock to the remedy provision under the ownership limit. The Board of Directors may grant an exemption from the ownership limit with respect to one or more persons who would not be treated as “individuals” for purposes of the Internal Revenue Code if it is satisfied, based upon an opinion of counsel or such other evidence as is satisfactory to the Board of Directors in its sole discretion, that:

•	such ownership will not cause a person who is an individual to be treated as owning capital stock in excess of the ownership limit, applying the applicable constructive ownership rules, and

•

will not otherwise jeopardize Host’s status as a REIT by, for example, causing any tenant of the Operating Partnership to be considered a “related party tenant” for purposes of the REIT qualification rules.

As a condition of such waiver, the Board of Directors may require undertakings or representations from the applicant with respect to preserving the REIT status of Host.

The Board of Directors has the authority to increase the ownership limit from time to time, but does not have the authority to do so to the extent that after giving effect to such increase, five beneficial owners of capital stock could beneficially own in the aggregate more than 49.5% of the outstanding capital stock.

The charter further prohibits:

•

any person from actually or constructively owning shares of beneficial interest of Host that would result in Host being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause Host to fail to qualify as a REIT and

•	any person from transferring shares of Host’s capital stock if such transfer would result in shares of Host’s capital stock being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of Host’s capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to Host and provide Host with such other information as Host may request in order to determine the effect of such transfer on Host’s status as a REIT.

If any purported transfer of shares of Host’s capital stock or any other event would otherwise result in any person violating the ownership limit or the other restrictions in the Articles of Incorporation, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the “Prohibited Transferee”) as to that number of shares that exceeds the ownership limit (referred to as “excess shares”) and

•	the Prohibited Transferee shall acquire no right or interest in such excess shares and

•

in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the ownership limit (the “Prohibited Owner”) shall cease to own any right or interest in such excess shares.

Any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by Host (the “Beneficiary”). The automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of the violating transfer. Within 20 days of receiving notice from Host of the transfer of shares to the trust, the trustee of the trust, who shall be designated by Host and be unaffiliated with Host and any Prohibited Transferee or Prohibited Owner, will be required to sell the excess shares to a person or entity who could own the shares without violating the ownership limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for the excess shares or the sales proceeds received by the trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration, such as a gift, the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of the excess shares as of the date of the event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by Host with respect to those excess shares, and also will be entitled to exercise all voting rights with respect to those excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority to rescind as void any vote cast by a Prohibited Transferee prior to the discovery by Host that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary.

However, if Host has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast its vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner, prior to the discovery by Host that the shares had been automatically transferred to a trust as described above, will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective to prevent violation of the ownership limit, then the charter provides that the transfer of the excess shares will be void.

In addition, shares of Host’s stock held in the trust shall be deemed to have been offered for sale to Host, or its designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust or, in the case of a devise or gift, the market value at the time of the devise or gift and the market value of the shares on the date Host, or its designee, accepts the offer. Host will have the right to accept the offer until the trustee has sold the shares held in the trust. Upon such a sale to Host, the interest of the Beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner.

The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of Host to attempt to qualify, or to continue to qualify, as a REIT.

All certificates representing shares of Host’s capital stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5%, or some other percentage between 1/2 of 1% and 5% as provided in the rules and regulations under the Internal Revenue Code, of the lesser of the number or value of the outstanding shares of Host’s capital stock must give a written notice to Host within 30 days after the end of each taxable year. In addition, each stockholder will, upon demand, be required to disclose to Host in writing such information with respect to the direct, indirect and constructive ownership of shares of Host’s capital stock as the Board of Directors deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

The ownership limit could have the effect of delaying, deferring or preventing a change in control or other transaction which might involve a premium for our stockholders over the then prevailing market price or otherwise be in their best interest.

Certain Provisions of Maryland Law and of Our Charter and Bylaws

The following description of certain provisions of Maryland law and of our charter and Bylaws is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our Bylaws. We have filed our charter and Bylaws as exhibits to this registration statement.

Election of the Board of Directors

Our charter provides that the number of our directors may be established by the Board of Directors but may not be fewer than three nor more than thirteen. Our Bylaws provide that each director shall be elected by a majority of the total votes cast for and against each director in an uncontested election. Directors are elected by a plurality vote in any contested elections.

Removal of Directors; Vacancies

Our charter provides that, except for any directors who may be elected by holders of a class or series of shares other than common stock, a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Vacancies on the Board may be filled, at any regular meeting or at any special meeting called for that purpose, by the affirmative vote of the remaining directors except that a vacancy resulting from an increase in the number of directors may be filled by a majority of the entire Board of Directors. Any vacancy resulting from the removal of a director by the stockholders may be filled by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast in the election of directors. The affirmative vote of holders of at least two-thirds of all the votes entitled to be cast is required to amend, alter, change, repeal or adopt any provisions inconsistent with the foregoing director removal provisions. These provisions preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and, thus, may reduce the vulnerability of Host to an unsolicited takeover proposal which may not be in the best interest of the stockholders.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

The Board of Directors has not opted out of the business combinations provisions of the Maryland General Corporation Law and Host is subject to the five-year prohibition and the super-majority voting requirements with respect to business combinations involving Host; however, as permitted under Maryland law, Host’s Board of Directors may elect to opt out of these provisions in the future.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Amendment to the Charter and Bylaws

Our charter may be amended by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter; provided, however, that any amendment to certain charter provisions specifically identified in the charter, including provisions on removal of directors and filling vacancies, restrictions on ownership and transferability of stock, the vote required for certain extraordinary transactions and indemnification, must be approved by the affirmative vote of holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

As permitted under the Maryland General Corporation Law, the charter and Bylaws of Host provide that the directors have the exclusive right to amend the Bylaws. Amendment of this provision in the charter also would require Board action and the affirmative vote of holders of not less than two-thirds of all votes entitled to be cast on the matter.

Dissolution of the Company

The dissolution of Host must be approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the Board of Directors at a special meeting may be made only (i) by or at the direction of the Board of Directors, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in connection with a proposal to remove directors, each in compliance with the Bylaws, and that has supplied the information required by the Bylaws about each individual whom the stockholder proposes to nominate for election, or (iii) provided that the special meeting has been called in accordance with the Bylaws, by any stockholder who is a stockholder of record both at the time of giving notice and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and Bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from the Board, (b) vest in the Board the exclusive power to fix the number of directorships and (c) require to call a special meeting of stockholders, unless called by our president or the Board, the request of holders of a majority of the votes entitled to be cast at the special meeting. As of the date of this prospectus, our Board has not made any election to be subject to any provisions of Subtitle 8.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

The business combination provisions of Maryland law, the provisions of our charter on removal of directors, the share ownership and transfer restrictions in the charter and the advance notice provisions of our Bylaws could delay, defer or prevent a transaction or a change in control of Host that might involve a premium price for holders of common stock or otherwise be in their best interest.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among Host and the depositary named therein. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by Host to the depositary, we will cause the depositary to issue, on behalf of Host, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from Host upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary shares owned by those holders, subject to the obligations of the holders to file various proofs, certificates and other information and to pay various charges and expenses to the depositary.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to the obligations of holders to file various proofs, certificates and other information and to pay various charges and expenses to the depositary, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with the approval of Host, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon the holder’s order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the surrendered depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by such depositary shares as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever Host redeems shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of the preferred stock so redeemed, provided Host shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by Host.

From and after the date fixed for redemption, all dividends on the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the depositary.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent the preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and Host will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by the depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from gross negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of Host, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by the depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

The depositary shares, as such, are not convertible into common stock or any other securities or property of Host. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct Host to cause conversion of the preferred stock represented by the depositary shares evidenced by the depositary receipts into whole shares of common stock, other shares of preferred stock of Host or other shares of stock, and Host has agreed that upon receipt of the instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect the conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if the conversion would result in a fractional share being issued, an amount will be paid in cash by Host equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between Host and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless the amendment has been approved by the existing holders of at least 66% of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by Host upon not less than 30 days prior written notice to the depositary if (1) the holders of a majority of the depository shares representing each class or series of preferred stock affected by such termination consents to the termination, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipt; or (2) the termination is necessary to preserve our status as a REIT. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares shall have been redeemed,

•

there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of Host and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or

•	each share of the related preferred stock shall have been converted into securities of Host not so represented by depositary shares.

Charges of Preferred Stock Depositary

Host will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, Host will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Host notice of its election to do so, and Host may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to holders of depositary receipts any reports and communications from Host which are received by the depositary with respect to the related preferred stock.

Neither the depositary nor Host will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of Host and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct. Host and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. Host and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and Host, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from Host.

DESCRIPTION OF WARRANTS

General

Host may issue warrants to purchase preferred stock, depositary shares or common stock. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such offered securities. The warrants are to be issued under warrant agreements to be entered into between Host and a bank or trust company, as warrant agent, as specified in the prospectus supplement relating to the warrants being offered pursuant thereto. The warrant agent will act solely as an agent of Host in connection with the warrants of such class or series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms of warrants in respect of which this prospectus is being delivered:

•	the title of such warrants

•	the securities for which such warrants are exercisable

•	the price or prices at which such warrants will be issued

•	the number of such warrants issued with each share of preferred stock or common stock

•	any provisions for adjustment of the number or amount of shares of preferred stock or common stock receivable upon exercise of such warrants or the exercise price of such warrants

•	if applicable, the date on and after which such warrants and the related preferred stock or common stock will be separately transferable

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of such warrants

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants

•	the date on which the right to exercise such warrants shall commence, and the date on which such right shall expire, and

•	the maximum or minimum number of such warrants which may be exercised at any time.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash such amount of shares of preferred stock, shares of common stock or depositary shares at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Host will, as soon as practicable, forward the shares of preferred stock, shares of common stock or depositary shares purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

General

Host may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock, common stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the purchaser receiving the subscription rights. In connection with any subscription rights offering to our stockholders, Host may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriter will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, certificates evidencing the subscription rights and a prospectus supplement will be distributed to our stockholders on the record date for receiving subscription rights in such subscription rights offering set by Host.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights

•	the securities for which such subscription rights are exercisable

•	the exercise price for such subscription rights

•	the number of such subscription rights issued to each stockholder

•	the extent to which such subscription rights are transferable

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire

•	the extent to which such subscription rights includes an over- subscription privilege with respect to unsubscribed securities, and

•	if applicable, the material terms of any standby underwriting arrangement entered into by Host in connection with the subscription rights offering.

Exercise of Subscription Rights

Each subscription right will entitle the holder of subscription rights to purchase for cash such principal amount of shares of preferred stock, depository shares, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, Host will, as soon as practicable, forward the shares of preferred stock or common stock, depository shares or warrants purchasable upon such exercise. In the event that not all of the subscription rights issued in any offering are exercised, Host may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus and any accompanying prospectus supplement:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	directly to our stockholders; or

•	through a combination of any such methods of sale.

In addition, the offered securities may be issued by us as a dividend or distribution.

The distribution of the offered securities may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited directly by us. Offers to purchase offered securities may also be solicited by agents designated by us from time to time. Any such agent, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, we will sell such offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale.

If an underwriter is, or underwriters are, utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, such underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our stockholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our stockholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our stockholders, we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any such contract will not be subject to any conditions except that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and, if the offered securities are also being sold to underwriters, we shall have sold to such underwriters the offered securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to such contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of such contracts and the date or dates in the future for delivery of offered securities pursuant to such contracts.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the offered securities in connection with an offering of offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

The validity of the offered securities will be passed upon for us by Venable LLP, Baltimore, Maryland. Hogan & Hartson, L.L.P., Washington, D.C., will pass upon certain tax matters relating to our qualification as a REIT for us. If the offered securities are distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Host Hotels & Resorts, Inc. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, the financial statement schedule as of December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG’s report on the consolidated financial statements and financial statement schedule makes reference to Host changing its method of accounting for contingencies related to income taxes due to the adoption of Financial Accounting Standards Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes in 2007.

$1,000,000,000

Host Hotels & Resorts, Inc.

Common Stock, Preferred Stock, Depositary Shares,

Warrants and Subscription Rights

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses payable by Host in connection with the issuance and distribution of the securities being registered:

Registration Fee	$15,838
*Printing and Duplicating Expenses	5,000
*Legal Fees and Expenses	50,000
*Accounting Fees and Expenses	40,000
*Transfer Agent Fees and Expenses	1,000
*Miscellaneous	1,000

*Total	$112,838

*	Estimated

Item 15.	Indemnification of Directors and Officers

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Host’s Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Host’s Charter authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (i) any present of former director of officer or (ii) any individual who, while a director or officer of Host and at the request of Host, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of Host. Host’s Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer of Host who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of Host and at the request of Host, serves or has served another corporation, real state investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, trustee, officer or partner and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, against any claim or liability to which he or she may become subject by reason of such status. Host’s Charter and Bylaws also permit Host to indemnify and advance expenses to any person who served as a predecessor of Host in any of the capacities described above and to any employee or agent of Host or a predecessor of Host.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which Host’s Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director of officer actually received an improper personal benefit in money, property, or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the MGCL, Host is required, as a condition to advancing expenses, to obtain (1) a written affirmation by the director, officer or employee of his or her good faith belief that he/she has met the standard of conduct necessary for indemnification and (2) a written statement by him or her or on his or her behalf to repay the amount paid or reimbursed by Host if it shall ultimately be determined that the applicable standard of conduct was not met.

Host has also entered into indemnification agreements with its directors and executive officers that obligate it to indemnify them to the maximum extent permitted under Maryland law. The agreements require Host to indemnify the director or officer (the “indemnitee”) against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee in connection with a proceeding (other than one initiated by or on behalf of Host) to which such person became subject by reason of his or her status as a present or former director or officer of Host or any other corporation or enterprise for which such person is or was serving at Host’s request. In addition, the indemnification agreement requires Host to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee in connection with a proceeding that is brought by or on behalf of Host. In either case, the indemnitee is not entitled to indemnification if it is established that one of the exceptions to indemnification under Maryland law set forth above exists.

In addition, the indemnification agreement requires Host to advance reasonable expenses incurred by the indemnitee within 10 days of the receipt by Host of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•	a written undertaking by or on behalf of the indemnitee to repay the amount if is ultimately determined that the standard of conduct was not met.

The indemnification agreement also provides for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of Host.

Item 16.	Exhibits

Exhibit Index

Exhibit No.	Description
2.1	Master Agreement and Plan of Merger among Host Hotels & Resorts, Inc., Host L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership dated as of November 14, 2005 (incorporated by reference from Annex A to the proxy statement/prospectus contained in Host Hotels & Resorts, Inc.’s Registration Statement on Form S-4 (Registration No. 333-130249) filed on December 9, 2005).

2.2	Indemnification Agreement among Host Hotels & Resorts, Inc., Host L.P. and Starwood Hotels & Resorts Worldwide, Inc. dated November 14, 2005 (incorporated by reference from Annex B to the proxy statement/prospectus contained in Host Hotels & Resorts, Inc.’s Registration Statement on Form S-4 (Registration No. 333-130249) filed on December 9, 2005).

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Exhibit No.	Description
2.3	Tax Sharing and Indemnification Agreement among Host Hotels & Resorts, Inc., Host L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership dated as of November 14, 2005 (incorporated by reference from Annex C to the proxy statement/prospectus contained in Host Hotels & Resorts, Inc.’s Registration Statement on Form S-4 (Registration No. 333-130249) filed on December 9, 2005).

2.4	Amendment Agreement, dated March 24, 2006, amending the master agreement and plan of merger, the indemnification agreement and the tax sharing and indemnification agreement by and among Host Hotels & Resorts, Inc., Host L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership, each dated November 14, 2005 (incorporated by reference to Exhibit 2.4 of Host Hotels & Resorts, Inc.’s Current Report on Form 8-K, filed March 28, 2006).

4.1	Articles of Restatement of Articles of Incorporation of Host Hotels & Resorts, Inc. (incorporated by reference to Exhibit 3.1 of Host Hotels & Resorts, Inc.’s Report on Form 10-Q, filed October 17, 2005).

4.2	Articles of Amendment of Articles of Incorporation of Host Hotels & Resorts, Inc. (incorporated by reference to Exhibit 3.3 of Host Hotels & Resorts, Inc. Current Report on Form 8-K, filed on April 19, 2006).

4.3	Articles Supplementary to Articles of Incorporation of Host Hotels & Resorts, Inc., effective November 24, 2008 (incorporated by reference to Exhibit 3.3 of Host Hotels & Resorts, Inc. Current Report on Form 8-K, filed on November 24, 2008).

4.4	Amended and Restated Bylaws of Host Hotels & Resorts, Inc., effective November 6, 2008 (incorporated by reference to Exhibit 3.3 of Host Hotels & Resorts, Inc. Current Report on Form 8-K, filed on November 12, 2008).

4.5	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.7 to Host Hotels & Resorts, Inc.’s Amendment No. 4 to its Registration Statement on Form S-4 (SEC File No. 333-55807) filed on October 2, 1998).

5.1*	Opinion of Venable LLP regarding the legality of the securities being registered.

8.1*	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters.

12.1*	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Venable LLP (included as part of Exhibit 5.1).

23.3*	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1).

24*	Power of Attorney (included in signature page).

*	Filed herewith.

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Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the

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offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 25th day of November, 2008.

HOST HOTELS & RESORTS, INC.

By:	/s/ LARRY K. HARVEY
Name:	Larry K. Harvey
Title:	Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of Host Hotels & Resorts, Inc., do hereby constitute and appoint Elizabeth A. Abdoo and Larry K. Harvey, and each of them, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Edward Walter	President, Chief Executive Officer and Director (Principal Executive Officer)	November 25, 2008
W. Edward Walter

/s/ Larry K. Harvey	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 25, 2008
Larry K. Harvey

/s/ Brian G. Macnamara	Senior Vice President, Corporate Controller (Principal Accounting Officer)	November 25, 2008
Brian G. Macnamara

/s/ Richard E. Marriott	Chairman of the Board of Directors	November 25, 2008
Richard E. Marriott

/s/ Robert M. Baylis	Director	November 25, 2008
Robert M. Baylis

/s/ Terence C. Golden	Director	November 25, 2008
Terence C. Golden

/s/ Ann McLaughlin Korologos	Director	November 25, 2008
Ann McLaughlin Korologos

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Signature	Title	Date

/s/ Judith A. McHale	Director	November 25, 2008
Judith A. McHale

/s/ John B. Morse, Jr.	Director	November 25, 2008
John B. Morse, Jr.

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Exhibit Index

Exhibit No.	Description
2.1	Master Agreement and Plan of Merger among Host Hotels & Resorts, Inc., Host L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership dated as of November 14, 2005 (incorporated by reference from Annex A to the proxy statement/prospectus contained in Host Hotels & Resorts, Inc.’s Registration Statement on Form S-4 (Registration No. 333-130249) filed on December 9, 2005).

2.2	Indemnification Agreement among Host Hotels & Resorts, Inc., Host L.P. and Starwood Hotels & Resorts Worldwide, Inc. dated November 14, 2005 (incorporated by reference from Annex B to the proxy statement/prospectus contained in Host Hotels & Resorts, Inc.’s Registration Statement on Form S-4 (Registration No. 333-130249) filed on December 9, 2005).

2.3	Tax Sharing and Indemnification Agreement among Host Hotels & Resorts, Inc., Host L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership dated as of November 14, 2005 (incorporated by reference from Annex C to the proxy statement/prospectus contained in Host Hotels & Resorts, Inc.’s Registration Statement on Form S-4 (Registration No. 333-130249) filed on December 9, 2005).

2.4	Amendment Agreement, dated March 24, 2006, amending the master agreement and plan of merger, the indemnification agreement and the tax sharing and indemnification agreement by and among Host Hotels & Resorts, Inc., Host L.P., Horizon Supernova Merger Sub, L.L.C., Horizon SLT Merger Sub, L.P., Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts, Sheraton Holding Corporation and SLT Realty Limited Partnership, each dated November 14, 2005 (incorporated by reference to Exhibit 2.4 of Host Hotels & Resorts, Inc.’s Current Report on Form 8-K, filed March 28, 2006).

4.1	Articles of Restatement of Articles of Incorporation of Host Hotels & Resorts, Inc. (incorporated by reference to Exhibit 3.1 of Host Hotels & Resorts, Inc.’s Report on Form 10-Q, filed October 17, 2005).

4.2	Articles of Amendment of Articles of Incorporation of Host Hotels & Resorts, Inc. (incorporated by reference to Exhibit 3.3 of Host Hotels & Resorts, Inc. Current Report on Form 8-K, filed on April 19, 2006).

4.3	Articles Supplementary to Articles of Incorporation of Host Hotels & Resorts, Inc., effective November 24, 2008 (incorporated by reference to Exhibit 3.3 of Host Hotels & Resorts, Inc. Current Report on Form 8-K, filed on November 24, 2008).

4.4	Amended and Restated Bylaws of Host Hotels & Resorts, Inc., effective November 6, 2008 (incorporated by reference to Exhibit 3.3 of Host Hotels & Resorts, Inc. Current Report on Form 8-K, filed on November 12, 2008).

4.5	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.7 to Host Hotels & Resorts, Inc.’s Amendment No. 4 to its Registration Statement on Form S-4 (SEC File No. 333-55807) filed on October 2, 1998).

5.1*	Opinion of Venable LLP regarding the legality of the securities being registered.

8.1*	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters.

8

Exhibit No.	Description
12.1*	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Venable LLP (included as part of Exhibit 5.1).

23.3*	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1).

24*	Power of Attorney (included in signature page).

*	Filed herewith.

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